Exhibit 99.1

CorMedix Inc. to Announce First Quarter 2014 Results on May 15, 2014
 Host Conference Call at 9 am on Friday, May 16, 2014

Bridgewater, New Jersey, May 13, 2014 (PRNewswire) – CorMedix Inc. (“CorMedix”) (NYSE MKT: CRMD), a specialty pharmaceutical company focused on developing and commercializing therapeutic products for the treatment of infectious diseases in both acute and chronic care settings, today announced that a conference call will be held on Friday, May 16, 2014 at 9:00 a.m. ET to discuss the Company’s first quarter 2014 results.  Randy Milby, Chief Executive Officer of CorMedix, will host the call on Friday, May 16th at 9:00 AM ET.  The first quarter 2014 financial results will be released on May 15th.

In order to participate in the conference call, please call 1-866-866-1333 (U.S.), 1-404-260-1421 (outside the U.S.). All participants who dial in will need to give the operator first and last name, company name and phone number and conference ID: 5293646.

Reference:  CorMedix.

About CorMedix

CorMedix Inc. is a commercial-stage pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac, renal and infectious diseases. CorMedix's first commercial product  is Neutrolin®, a catheter lock solution for the prevention of catheter related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients. Please see the company's website at www.cormedix.com for additional information.

Contact:
Randy Milby
908-517-9489